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                                                                    EXHIBIT 10.1

                                   AGREEMENT
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     THIS AGREEMENT ("Agreement") is made as of October 5, 1999 (the "Effective
Date"), by and between The Chase Manhattan Bank, a New York Corporation, and CB Capital Investors, LLC, a Delaware Limited Liability Company, each having a principal place of business at 270 Park Avenue, New York, New York (collectively "Chase") and Datalink.net, Inc., organized under the laws of the State of Nevada, having a principal place of business at 1735 Technology Dr., Suite 790, San Jose, California, 95110 ("DataLink").

                                   RECITALS

A. Chase is the global leader in providing financial information and transaction services.

B. DATALINK has developed and owns all rights to: 1) a proprietary information processing system that uses intelligent agent technologies to filter and deliver Information Services, including personal information and third party information, through wireless and other communications networks and technology at event driven, prearranged times or on demand to text-displaying wireless communications devices ("Wireless Technology" or "Wireless Infrastructure"); and
2) proprietary software products and Information Services ("Services" or "Products" or "Systems"), one of which is a professional financial product marketed under the name "Global Market Pro".

C. Chase and DataLink have worked together and have expressed an interest in mutually cooperating toward, among other things, the development and production of enhancements to the Global Market Pro system by means of tracking exchange and non-exchange traded data and news (the "System").

     NOW THEREFORE, in consideration of the mutual covenants set forth in the Warrant issued by Datalink to Chase concurrently herewith (the "Warrant") and dependent provisions hereinafter set forth, the parties, intending to be legally bound, agree as follows:

1. The foregoing RECITALS are hereby incorporated by reference and made a part of this Agreement as if they were fully set forth in this part of this Agreement.

2. All of Chase's patents, copyrights, trade secrets and other intellectual property rights that were developed by Chase prior to this Agreement or independent of the Agreement shall be owned by Chase and DataLink shall have no ownership or use rights therein except as set forth in this Agreement.

3. All of Datalink's patents, copyrights, trade secrets and other intellectual property rights that were developed by DataLink prior to this Agreement or independent of the Agreement shall be owned by DataLink and Chase shall have no ownership or use rights therein except as set forth in this Agreement and the license agreement dated June 9, 2000 (Chase Agreement No. 55210).

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4.   For purposes of this Agreement, "Work Product" shall mean all materials or other work product created or developed under this Agreement in connection with the System by DataLink and/or Chase (tangible, recorded or otherwise, and without regard to the form of recordation or state of completion); including, without limitation, working papers, narrative descriptions, reports, data, tapes, diskettes, software and all materials of similar character; provided however that Work Product shall not include any Underlying Chase Technology, as defined below. For purposes of this Agreement "Underlying Chase Technology" shall mean Chase's proprietary technology, processes and methodologies, including Chase's software tools, hardware designs, frameworks, algorithms, software code (in source and object forms), user interface designs, models, architecture, class libraries, objects and documentation (both printed and electronic), and any related intellectual property rights throughout the world existing at the Effective Date, and also including any derivatives, improvements, enhancements or extensions of Underlying Chase Technology conceived, reduced to practice, or developed under this Agreement that are not uniquely applicable to the System or that have general applicability in the art.

5. Nothing in this Agreement precludes either party from using General Knowledge. General Knowledge means ideas, concepts, know-how or techniques related to the System that are retained in the unaided memories of either party's employees who have had access to information consistent with terms of this Agreement. An employee's memory is unaided if the employee has not intentionally memorized the information for the purpose of retaining and subsequently using or disclosing it. General Knowledge does not include trade secrets. All General Knowledge is subject to all-valid patents and copyrights. Nothing in this provision shall give either party the right to disclose, publish or disseminate the source of General Knowledge or the specific financial, statistical or personal data or business plans of the other party. For the purposes of this Agreement, General Knowledge also shall include, without limitation, information publicly known or that could reasonably have been acquired in similar work performed for a third party.

6. Subject to Chase's rights in the Underlying Chase Technology, all Work Product, is, or shall be, upon creation, the exclusive property of DataLink. Subject to the terms and conditions of this Agreement, Chase grants to DataLink a non-exclusive, irrevocable, transferable, royalty-free, perpetual, sublicensable, worldwide license to use, modify, enhance and copy the Underlying Chase Technology to the extent (if at all) it is incorporated into the Work Product in order to use the Work Product .

7. Subject to Chase's rights in the Underlying Chase Technology, all copyrights, patents and trade secret rights therein, and the rights to register or apply therefor, in or relating to Work Product, shall likewise be the exclusive property of DataLink. Any part of the Work Product created in whole or in part by Chase's employees and comprising copyrightable subject matter is agreed to be "work made for hire" pursuant to the Copyright Act of 1976 as from time to time amended. To the extent that any Work Product is other than a work made for hire, Chase hereby makes a continuing assignment of any and all part of the Work Product created by Chase's employees to DataLink. Chase and Chase's employees shall, promptly at the request of DataLink, execute any and all documentation reasonably

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     requested by Datalink to evidence such transfer including, without limitation, specific assignments.

8. Flora Golshan, a Chase employee, is one of the inventors in the provisional patent application entitled Global Market Professional, filed on June 16, 2000 ("the System Patent"). DataLink shall file all necessary papers with the US Patent and Trademark to name Ms. Golshan as an inventor on the System Patent. Ms. Golshan shall execute the assignment in the form attached hereto as Exhibit A upon the Effective Date of this Agreement and any other document necessary to confirm assignment of rights to DataLink in connection with the System Patent.

9. DataLink covenants not to sue Chase, its parent corporation The Chase Manhattan Corporation, its subsidiaries, affiliates, employees, officers, and directors, anywhere in connection with the development, use and deployment of Chase's web to wireless information products and services, which actions constitute, or may constitute, infringement or other violation of any patent rights of DataLink.

10.  (a)  Confidential Information.  Each party (the "Receiving Party")
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     acknowledges that by reason of its relationship to the other party (the
     "Disclosing Party") hereunder, the Receiving Party will have access to
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     certain information and materials, including the terms of this Agreement, concerning the Disclosing Party's business, plans, technology, products and services that are confidential and of substantial value to the Disclosing Party, which value would be impaired if such information were disclosed to third parties ("Confidential Information"). The Receiving Party agrees that
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     it shall not use in any way for own account or the account of any third party, nor disclose to any third party, any such Confidential Information revealed to it by the Disclosing Party, except as expressly otherwise provided in this Agreement. The Receiving Party shall take every reasonable precaution to protect the confidentiality of Confidential Information. The Receiving Party shall not publish any technical description of the Disclosing Party's Confidential Information beyond any descriptions published by the Disclosing Party. In the event of expiration or termination of this Agreement, there shall be no use or disclosure by the Receiving Party of any Confidential Information of the Disclosing Party, and the Receiving Party shall not develop any software, devices, components or assemblies utilizing the Disclosing Party's Confidential Information.

 (b) Exclusions.  Confidential Information does not include any information
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     that the Receiving Party can demonstrate by written records: (a) was known to the Receiving Party prior to its disclosure hereunder by the Disclosing Party; (b) is independently developed by the Receiving Party; (c) is or becomes publicly known through no wrongful act of the Receiving Party; (d) has been rightfully received from a third party whom the Receiving Party has reasonable grounds to believe is authorized to make such disclosure without restriction; (e) has been approved for public release by the Disclosing Party's prior written authorization; or (f) must be produced or disclosed pursuant to applicable law, regulation or court order, provided that the Receiving Party provides prompt advance notice thereof to enable the Disclosing Party to seek a protective order or otherwise prevent such disclosure.

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11.  Governing Law.   The corporate laws of the State of Nevada shall govern all
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     issues concerning the relative rights of the Company and the Registered
     Owners as securities holders. All other issues shall be governed by and construed and enforced in accordance with the internal laws of the State of California without regard to the principles of conflicts of law thereof.

12.  Amendment and Waiver.  This Agreement shall not be amended or modified, or
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     any of the provisions hereof waived, except with the written consent of
     Chase.

13.  Entire Agreement and Waiver.  This Agreement and the Warrant contains the
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     entire understanding among the parties and supersedes any prior understanding or written or oral agreements among them, or any of them, respecting the subject matter contained herein. No waiver of any provisions hereof shall be effective unless contained in a writing signed by the party to be bound thereby.

14.  Counterparts.  This Agreement may be executed in multiple counterparts,
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     each of which will be an original, but all of which will constitute one instrument.

15.  Severability.  This Agreement is intended to be performed in accordance
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     with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement or the application thereof to any party or circumstance is, for any reason and to any extent, invalid or unenforceable, the remainder of this Agreement and the application of such provision to other parties or circumstances will not be affected thereby, but rather will be enforced to the greatest extent permitted by law.

16.  Headings.  The Article and Section titles used in this Agreement are solely
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     for convenience and neither modify nor limit the provisions of this
     Agreement.

17.  Survival of Agreement.  Notwithstanding anything to the contrary contained
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     herein or in the Warrant, the provisions Sections 2, 3, 4, 5, 6, 7, 9 and
     10 of this Agreement shall survive indefinitely.


               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date, month and year first above written.

                              DATALINK.NET, INC.



                              By:____________________________
                              Name: Anthony N. LaPine
                              Title:  President

                              CB CAPITAL INVESTORS, LLC
                              By:  Chase Capital Partners,
                                    as investment manager


                              By:  __________________________
                                 Name:
                                 Title:

                              THE CHASE MANHATTAN BANK

                              By:   _________________________


                              Name:

                              Title:

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